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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                      ------------------------------------

                                 JULY 20, 2000
                                 Date of Report

                          PHILIP SERVICES CORPORATION
             (Exact Name of Registrant as specified in its charter)

          DELAWARE                        0-30417                        98-131394
(State or other jurisdiction      (Commission File Number)      (IRS Employer Identification
     of incorporation)                                                      No.)

  100 KING STREET WEST, P.O. BOX 2440, LCD1, HAMILTON, ONTARIO, CANADA L8N 4J6
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (905) 521-1600

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

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

ITEM 5: OTHER EVENTS

     This Form 8-K contains information relating to Philip Services Corp., an Ontario company (the "Predecessor Company") and its subsidiaries which have been prepared by management of Philip Services Corporation, a Delaware corporation (the "Reorganized Company"). On April 7, 2000, the Predecessor Company transferred substantially all of its assets and liabilities (except for liabilities subject to compromise), at fair value, to the Reorganized Company or its subsidiaries. The liabilities subject to compromise of $726.5 million were retained by the Predecessor Company and as a result, the Predecessor Company is now insolvent. Management of the Reorganized Company has determined that financial information of the Predecessor Company at March 31, 2000 and December 31, 1999 and for the three months ended March 31, 2000 and 1999, may be of interest to shareholders of the Reorganized Company and as such prepared these financial statements. However, this information has not been audited or subject to review procedures by any auditor of the Predecessor Company or the Reorganized Company. Readers should therefore review this material with caution and not rely on the information.

     The Securities and Exchange Commission and the Ontario Securities Commission ("OSC") are conducting investigations of the Predecessor Company regarding the circumstances surrounding the restatement of its 1995, 1996 and 1997 financial statements. The OSC is also reviewing the disclosure contained in a prospectus filed by the Predecessor Company in November 1997.

     On June 25, 1999, the Predecessor Company and substantially all of its wholly-owned subsidiaries located in the United States (the "U.S. Debtors"), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "U.S. Court"). The Predecessor Company and substantially all of its wholly-owned subsidiaries located in Canada (the "Canadian Debtors") commenced proceedings under the Companies' Creditors Arrangements Act in Canada in the Ontario Superior Court of Justice (the "Canadian Court") on the same date.

     On July 12, 1999, the U.S. Debtors filed a Joint Plan of Reorganization (the "U.S. Plan") with the U.S. Court and on July 15, 1999, the Canadian Debtors filed a Plan of Compromise and Arrangement (the"Canadian Plan") with the Canadian Court. In August 1999, a number of motions were brought before the Canadian Court challenging the fairness of the Canadian Plan. As a result the Predecessor Company filed an amended plan in the U.S. Court on September 21, 1999 (the "Amended U.S. Plan") and an amended plan in the Canadian Court on September 24, 1999 (the "Amended Canadian Plan"). On November 2, 1999, the Predecessor Company filed a Supplement to the Amended Canadian Plan (the "Canadian Plan Supplement"). The Canadian Plan Supplement amended and restated the Amended Canadian Plan and provided that substantially all of the assets of the Canadian Debtors be transferred to new companies that, on the implementation of the Amended U.S. Plan became wholly-owned subsidiaries of the Reorganized Company. All the shares held by the Predecessor Company in the Reorganized Company were cancelled under the Amended U.S. Plan. On November 5, 1999, the Predecessor Company's lenders voted to approve the Canadian Plan Supplement. On November 26, 1999 a hearing was held in the Canadian Court at which the Canadian Plan Supplement was sanctioned. On November 30, 1999, the Amended U.S. Plan was confirmed in the U.S. Court. On March 8, 2000, the Canadian Plan Supplement was amended to permit the sale of the UK Metals business and certain tax restructuring issues. On March 20, 1999, a similar amendment was made by the U.S. Court with respect to the Amended U.S. Plan. The Amended U.S. Plan and the Canadian Plan Supplement (collectively the "Plan") became effective on April 7, 2000. Under the Plan, the Reorganized Company emerged from bankruptcy protection as a new public entity.

     Under the Plan, syndicate debt of the Predecessor Company of $1 billion has been converted into $250 million of senior secured debt, $100 million of convertible secured payment in-kind debt and 91% of the common shares of the Reorganized Company. The secured payment in-kind debt is convertible into 25% of the common shares of the Reorganized Company on a fully diluted basis as of the Plan effective date. The Plan also provided for the conversion of certain specified impaired unsecured claims, into $60 million of unsecured payment in-kind notes and 5% of the common shares of the Reorganized Company as of the Plan effective date. The Plan allowed certain holders of the unsecured claims to receive $1.50 in face amount of unsecured convertible notes in exchange for every $1.00 in unsecured payment-in kind notes that such holder would have received under the Plan. The aggregate amount of unsecured convertible notes issued will not exceed $18 million. The Reorganized Company also issued 1.5% of its common shares to Canadian and U.S. class action plaintiffs to settle all class action claims. Other potential equity claimants received 0.5% of the common shares of the Reorganized Company and the shareholders of the Predecessor Company received 2% of the common shares of the Reorganized Company.

           ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion reviews the Predecessor Company's operations for the three months ended March 31, 2000 and 1999 and should be read in conjunction with the attached Predecessor Company's Consolidated Financial Statements and related notes thereto. The Predecessor Company reports in U.S. dollars and in accordance with U.S. generally accepted accounting principles.

     The Predecessor Company reorganized its business operations into the following segments:

     - Metal Services, which has primarily three businesses, ferrous scrap, commercial and mill services. The ferrous scrap operations collect and process scrap for shipment to steel mills, the commercial business provides brokerage services for scrap material and primary metals and mill services provide on-site mill services including the sale of secondary materials.

     - Industrial Outsourcing Services which includes the operations which perform cleaning and maintenance, mechanical, turnaround and outage services, remediation, paint overspray recovery and refractory services.

     - Specialty Businesses which perform analytical services, container and tank cleaning services, demolition and decommissioning and electrical installations.

     - By-Products Management which includes hazardous and non-hazardous waste collection, transportation, processing, disposal and related field services.

     The following table shows the results of operations of the Predecessor Company's business segments in the first quarter of 2000 and 1999:

                                                   THREE MONTHS ENDED MARCH 31, 2000
                                                (UNAUDITED IN MILLIONS OF U.S. DOLLARS)
                              ----------------------------------------------------------------------------
                                         INDUSTRIAL                               SHARED SERVICES
                               METAL     OUTSOURCING   SPECIALTY    BY-PRODUCTS         AND
                              SERVICES    SERVICES     BUSINESSES   MANAGEMENT     ELIMINATIONS     TOTAL
                              --------   -----------   ----------   -----------   ---------------   ------
Revenue.....................   $230.5      $165.7        $47.2         $44.1              --        $487.5
Income(loss) from
  operations................      9.2         9.2          6.0          (0.2)          (12.4)         11.8

                                                   THREE MONTHS ENDED MARCH 31, 1999
                                                (UNAUDITED IN MILLIONS OF U.S. DOLLARS)
                              ----------------------------------------------------------------------------
                                         INDUSTRIAL                               SHARED SERVICES
                               METAL     OUTSOURCING   SPECIALTY    BY-PRODUCTS         AND
                              SERVICES    SERVICES     BUSINESSES   MANAGEMENT     ELIMINATIONS     TOTAL
                              --------   -----------   ----------   -----------   ---------------   ------
Revenue.....................   $157.3      $178.5        $34.0         $45.7              --        $415.5
Income(loss) from
  operations................     (0.7)        5.3          2.2          (0.1)          (18.1)        (11.4)

Metal Services

     Metal Services revenue for the first quarter of 2000 was 47% more than the first quarter of 1999. A significant increase in the volumes of ferrous scrap handled, as well as a 32% increase in the average selling price of ferrous scrap accounted for this revenue increase. The increased volumes and pricing as well as cost reduction initiatives such as the closing of redundant offices resulted in a $10 million increase in earnings from operations in the first quarter of 2000 compared with the first quarter of 1999. Ferrous prices have declined, however, to date in the second quarter of 2000 and had a negative effect on margins.

Industrial Outsourcing Services

     The decrease in revenue of $13 million for the Industrial Outsourcing Services business is entirely attributable to the sale of a non-core business in May 1999. The income from operations demonstrates that higher margins were attained in the first quarter of 2000. The higher margins are attributable in part to an increase in turnaround and outage contracts performed in the first quarter of 2000 and to cost reduction initiatives.

Specialty Businesses

     Revenue and earnings from operations have improved in the first quarter of 2000 compared to the first quarter of 1999 due to the increased size of contracts in the electrical installation operations. Certain large contracts have been ongoing since the fall of 1999 and are scheduled to be completed in the second quarter of 2000.

By-Products Management

     The By-Products Management business increased profitability in the first quarter 2000 through capacity rationalization, closure of redundant facilities and consolidations of operating zones. This improvement was offset by an additional approximately $2 million of overhead costs compared to the first quarter 1999 which were previously included in Industrial Outsourcing Services and Shared Services. Therefore, the results for this division have actually improved over the first quarter of the prior year. The first quarter of the year is typically a slow period for this business unit due to weather issues.

Shared Services and Eliminations

     The decrease in the Shared Service costs is attributable to cost reduction initiatives and the inclusion of professional fees in the first quarter of 1999 which were reported as reorganization costs in the first quarter of 2000. Certain insurance claims of $2 million have been included in the first quarter of 2000 results.

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                    (UNAUDITED IN THOUSANDS OF U.S. DOLLARS)

                                                              MARCH 31,     DECEMBER 31,
                                                                 2000           1999
                                                              ----------    ------------
ASSETS
Current Assets:
  Cash and equivalents......................................  $   36,454     $   48,316
  Accounts receivable (net of allowance for doubtful
     accounts of $23,412; December 31, 1999 -- $23,938).....     327,458        305,441
  Inventory for resale......................................      40,440         38,939
  Other current assets......................................     104,956        107,688
                                                              ----------     ----------
                                                                 509,308        500,384
Fixed assets................................................     297,976        303,639
Other assets................................................      60,471         57,556
                                                              ----------     ----------
                                                              $  867,755     $  861,579
                                                              ==========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Liabilities Not Subject to Compromise:
  Current Liabilities
     Accounts payable.......................................  $  105,967     $  110,762
     Accrued liabilities....................................     151,218        136,256
     Current maturities of long-term debt...................      11,333         11,917
                                                              ----------     ----------
                                                                 268,518        258,935
  Long-term debt............................................       4,235          5,268
  Deferred income taxes.....................................       6,886          5,020
  Other liabilities.........................................      96,373         97,021
Liabilities Subject to Compromise...........................   1,136,468      1,136,468
Contingencies
Shareholders' equity (deficit)..............................    (644,725)      (641,133)
                                                              ----------     ----------
                                                              $  867,755     $  861,579
                                                              ==========     ==========

     These financial statements contain information relating to Philip Services Corp., an Ontario company (the "Predecessor Company") and its subsidiaries which have been prepared by management of Philip Services Corporation, a Delaware corporation (the "Reorganized Company"). On April 7, 2000, the Predecessor Company transferred substantially all of its assets and liabilities (except for liabilities subject to compromise), at fair value, to the Reorganized Company or its subsidiaries. The liabilities subject to compromise of $726.5 million were retained by the Predecessor Company and as a result, the Predecessor Company is now insolvent. Management of the Reorganized Company has determined that financial information of the Predecessor Company at March 31, 2000 and December 31, 1999 and for the three months ended March 31, 2000 and 1999, may be of interest to shareholders of the Reorganized Company and as such prepared these financial statements. However, this information has not been audited or subject to review procedures by any auditor of the Predecessor Company or the Reorganized Company. Readers should therefore review this material with caution and not rely on the information. The accompanying notes are an integral part of these financial statements.

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

                      CONSOLIDATED STATEMENTS OF EARNINGS
  (UNAUDITED IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                FOR THE THREE MONTHS
                                                                   ENDED MARCH 31
                                                                --------------------
                                                                  2000        1999
                                                                --------    --------
Revenue.....................................................    $487,519    $415,544
Operating expenses..........................................     426,227     362,587
Selling, general and administrative costs...................      37,043      49,669
Depreciation and amortization...............................      12,436      14,717
                                                                --------    --------
Income (loss) from operations...............................      11,813     (11,429)
Interest expense............................................         952      26,524
Other income and expense -- net.............................      (9,598)       (742)
Cumulative effect of change in accounting principle.........          --       1,543
                                                                --------    --------
Earnings (loss) from continuing operations before tax and
  reorganization costs......................................      20,459     (38,754)
Reorganization costs........................................      20,607          --
Income taxes................................................         856       1,700
                                                                --------    --------
Loss from continuing operations.............................      (1,004)    (40,454)
Discontinued operations (net of tax)........................       1,473      (1,443)
                                                                --------    --------
Net earnings (loss).........................................    $    469    $(41,897)
                                                                ========    ========
Basic and diluted earnings (loss) per share
Continuing operations.......................................    $  (0.01)   $  (0.31)
Discontinued operations.....................................        0.01       (0.01)
                                                                --------    --------
                                                                $     --    $  (0.32)
                                                                ========    ========
Weighted average number of common shares outstanding
  (000's)...................................................     131,144     131,144
                                                                ========    ========

     These financial statements contain information relating to Philip Services Corp., an Ontario company (the "Predecessor Company") and its subsidiaries which have been prepared by management of Philip Services Corporation, a Delaware corporation (the "Reorganized Company"). On April 7, 2000, the Predecessor Company transferred substantially all of its assets and liabilities (except for liabilities subject to compromise), at fair value, to the Reorganized Company or its subsidiaries. The liabilities subject to compromise of $726.5 million were retained by the Predecessor Company and as a result, the Predecessor Company is now insolvent. Management of the Reorganized Company has determined that financial information of the Predecessor Company at March 31, 2000 and December 31, 1999 and for the three months ended March 31, 2000 and 1999, may be of interest to shareholders of the Reorganized Company and as such prepared these financial statements. However, this information has not been audited or subject to review procedures by any auditor of the Predecessor Company or the Reorganized Company. Readers should therefore review this material with caution and not rely on the information. The accompanying notes are an integral part of these financial statements.

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (UNAUDITED IN THOUSANDS OF U.S. DOLLARS)

                                                                FOR THE THREE MONTHS
                                                                   ENDED MARCH 31
                                                                --------------------
                                                                  2000        1999
                                                                --------    --------
OPERATING ACTIVITIES
Net loss from continuing operations.........................    $ (1,004)   $(40,454)
Items included in earnings not affecting cash
  Depreciation and amortization.............................      12,436      14,717
  Accrued but unpaid interest...............................          --      26,512
  Deferred income taxes.....................................          --       2,252
  Gain on sale of assets....................................      (7,820)         --
                                                                --------    --------
Cash flow from continuing operations........................       3,612       3,027
Changes in non-cash working capital.........................     (11,622)      7,227
                                                                --------    --------
Cash provided by (used in) continuing operating
  activities................................................      (8,010)     10,254
Cash used in discontinued operating activities..............      (1,453)     (3,156)
                                                                --------    --------
Cash provided by (used in) operating activities.............      (9,463)      7,098
                                                                --------    --------
INVESTING ACTIVITIES
Purchase of fixed assets....................................      (8,403)     (7,294)
Proceeds from sale of assets................................      11,379       2,016
Other -- net................................................      (5,623)      4,983
                                                                --------    --------
Cash used in continuing investing activities................      (2,647)       (295)
Cash provided by (used in) investing activities of
  discontinued operations...................................       1,545      (6,113)
                                                                --------    --------
Cash used in investing activities...........................      (1,102)     (6,408)
                                                                --------    --------
FINANCING ACTIVITIES
Principal payments on long-term debt........................      (1,205)     (1,579)
                                                                --------    --------
Cash used in continuing financing activities................      (1,205)     (1,579)
Cash provided by (used in) financing activities of
  discontinued operations...................................         (92)      2,199
                                                                --------    --------
Cash provided by (used in) financing activities.............      (1,297)        620
                                                                --------    --------
Net change in cash for the period...........................     (11,862)      1,310
Cash and equivalents, beginning of period...................      48,316      60,727
                                                                --------    --------
Cash and equivalents, end of period.........................    $ 36,454    $ 62,037
                                                                ========    ========

     These financial statements contain information relating to Philip Services Corp., an Ontario company (the "Predecessor Company") and its subsidiaries which have been prepared by management of Philip Services Corporation, a Delaware corporation (the "Reorganized Company"). On April 7, 2000, the Predecessor Company transferred substantially all of its assets and liabilities (except for liabilities subject to compromise), at fair value, to the Reorganized Company or its subsidiaries. The liabilities subject to compromise of $726.5 million were retained by the Predecessor Company and as a result, the Predecessor Company is now insolvent. Management of the Reorganized Company has determined that financial information of the Predecessor Company at March 31, 2000 and December 31, 1999 and for the three months ended March 31, 2000 and 1999, may be of interest to shareholders of the Reorganized Company and as such prepared these financial statements. However, this information has not been audited or subject to review procedures by any auditor of the Predecessor Company or the Reorganized Company. Readers should therefore review this material with caution and not rely on the information. The accompanying notes are an integral part of these financial statements.

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1)  BASIS OF PRESENTATION

     These financial statements contain information relating to Philip Services Corp., an Ontario company (the "Predecessor Company") and its subsidiaries which have been prepared by management of Philip Services Corporation, a Delaware corporation (the "Reorganized Company"). On April 7, 2000, the Predecessor Company transferred substantially all of its assets and liabilities (except for liabilities subject to compromise), at fair value, to the Reorganized Company or its subsidiaries. The liabilities subject to compromise of $726.5 million were retained by the Predecessor Company and as a result, the Predecessor Company is now insolvent. Management of the Reorganized Company has determined that financial information of the Predecessor Company at March 31, 2000 and December 31, 1999 and for the three months ended March 31, 2000 and 1999, may be of interest to shareholders of the Reorganized Company and as such prepared these financial statements. However, this information has not been audited or subject to review procedures by any auditor of the Predecessor Company or the Reorganized Company. Readers should therefore review this material with caution and not rely on the information.

     The financial statements were issued on June 2, 2000 and therefore the following notes to the consolidated financial statements are based on information up to that date.

     Philip Services Corp. was an integrated metals recovery and industrial services company, which provided metal recovery and processing services and industrial outsourcing services to major industry sectors throughout North America and Europe.

     The consolidated financial statements have been prepared in US dollars using accounting principles generally accepted in the United States, except that these consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern which would assume that the Predecessor Company will realize the carrying value of its assets, and satisfy its obligations and commitments except as otherwise disclosed, in the normal course of business. However, because of the reorganization and the circumstances relating to this event, the Predecessor Company is insolvent, and therefore will not be able to realize the carrying value of its assets and satisfy its obligations and commitments. The financial statements do not give effect to any adjustments to the carrying value of assets or amounts and priority of liabilities that would be necessary under the basis of accounting principles which would be applicable to an insolvent company.

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Predecessor Company to make estimates and assumptions that affect reported amounts of assets, liabilities, income and expenses and disclosures of contingencies. Actual results could differ from the estimates and judgments made in preparing these financial statements.

     For all periods presented, the Consolidated Financial Statements and Notes to the Consolidated Financial Statements disclose the Utilities Management division sold in May 1999 and the Predecessor Company's Copper and Non-ferrous operations discontinued in 1998 as discontinued operations, as discussed in Note 3.

BANKRUPTCY FILING AND PLAN OF REORGANIZATION

     On June 25, 1999, the Predecessor Company and substantially all of its wholly-owned subsidiaries located in the United States (the "U.S. Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "U.S. Court"). The Predecessor Company and substantially all of its wholly-owned subsidiaries located in Canada (the "Canadian Debtors") commenced proceedings under the Companies' Creditors Arrangement Act ("CCAA") in Canada in the Ontario Superior Court of Justice (the "Canadian Court") on the same date. The U.S. Debtors and the Canadian Debtors (collectively the "Debtors") were operating as debtors-in-possession under the supervision

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(1)  BASIS OF PRESENTATION (continued)
of the U.S. Court and Canadian Court (collectively the "Courts"). Under these proceedings, substantially all liabilities, litigation and claims against the Debtors in existence at the filing date were stayed unless the stay was modified or lifted or payment was otherwise authorized by the Courts. The Debtors were authorized to continue to pay in the ordinary course of their business both the pre-petition and post-petition claims of trade creditors who continued to supply trade credit on terms at least as favourable as those previously extended and to pay the outstanding and future wages, salaries, employee benefits and other like amounts due or accruing to current employees. With the interim and final orders received in July 1999, the Courts authorized and directed the Debtors to enter into debtor-in-possession ("DIP") financing which provided financing of up to $100 million and allowed the Debtors access to $93 million of proceeds remaining from previous sales of non-core assets. As at March 31, 2000, the Predecessor Company had drawn all of these asset sale proceeds.

     On July 12, 1999, the U.S. Debtors filed a Joint Plan of Reorganization (the "U.S. Plan") with the U.S. Court and on July 15, 1999, the Canadian Debtors filed a Plan of Compromise and Arrangement (the "Canadian Plan") with the Canadian Court. In August 1999, a number of motions were brought before the Canadian Court challenging the fairness of the Canadian Plan. The motions were brought by, among others, certain of the Predecessor Company's creditors claiming contribution and indemnity from the Predecessor Company, including Deloitte & Touche LLP, the underwriters of the Predecessor Company's November 1997 public offering (the "Underwriters") and certain former directors and officers. In respect of the August 1999 motions, it was held that the Canadian Plan as initially filed, failed to comply with the procedural and statutory requirements of the CCAA regime. As a result of the decision, the Predecessor Company filed an amended plan in the U.S. Court on September 21, 1999 (the "Amended U.S. Plan") and an amended plan in the Canadian Court on September 24, 1999 (the "Amended Canadian Plan"). In summary, the Amended Canadian Plan provided that in order for the Predecessor Company to be able to propose a restructuring plan to its unsecured creditors, the Predecessor Company had to by October 27, 1999, either (a) arrive at a settlement with each of the contribution and indemnity claimants or (b) agree with each of the contribution and indemnity claimants as to the amount of each of their claims and have the agreement of each such claimant that they would vote in favour of the plan. In an attempt to arrive at a global settlement and therefore meet the conditions of the Amended Canadian Plan, a mediation was held on October 25th and October 26th, 1999 involving various parties. The mediation was unsuccessful and the Predecessor Company brought a motion returnable November 1, 1999, to cancel the meeting of the affected unsecured creditors scheduled for November 2, 1999 and filed a Supplement to the Amended Canadian Plan (the "Canadian Plan Supplement"). The Canadian Plan Supplement amended and restated the Amended Canadian Plan such that the only affected class of creditors were the holders of secured lender claims and unsecured creditors were no longer affected. The Canadian Plan Supplement provided that substantially all of the assets of the Canadian debtors be transferred to new companies that, on the implementation of the Amended U.S. Plan would be wholly-owned subsidiaries of the Reorganized Company. All the shares held by the Predecessor Company in the Reorganized Company were cancelled under the Amended U.S. Plan. The motions brought by the Predecessor Company, Deloitte & Touche LLP and the Underwriters were heard in the Canadian Courts on November 1, 1999 at which time the judge reserved decision until November 5, 1999. On November 3, 1999 a hearing was held in the U.S. Court to consider confirmation of the Amended U.S. Plan. At that hearing, the U.S. court overruled all remaining objections to the Amended U.S. Plan and adjourned the hearing to November 30, 1999 to review the terms of the exit financing facility. On November 4, 1999, the Canadian Court allowed the motion to cancel the meeting of the unsecured creditors in Canada and the motions of Deloitte & Touche LLP and the Underwriters were dismissed. On November 5, 1999, the Predecessor Company's lenders voted to approve the Canadian Plan Supplement. On November 26, 1999, a hearing was held in the Canadian Court at which the Canadian Plan Supplement was sanctioned. On November 30, 1999, the Amended U.S. Plan was confirmed in the U.S. Court. On March 8, 2000, the Canadian Plan Supplement was amended to permit the

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(1)  BASIS OF PRESENTATION (continued)
sale of the UK Metals business and certain tax restructuring issues. On March 20, 2000, a similar hearing was made by the U.S. Court with respect to the Amended U.S. Plan. The Amended U.S. Plan and the Canadian Plan Supplement (collectively the "Plan") became effective on April 7, 2000. Under the Plan, the Reorganized Company emerged from bankruptcy protection as a new public entity.

     Under the Plan, syndicate debt of the Predecessor Company of $1 billion has been converted into $250 million of senior secured debt, $100 million of convertible secured payment in-kind debt and 91% of the common shares of the Reorganized Company. The secured payment in-kind debt is convertible into 25% of the common shares of the Reorganized Company on a fully diluted basis as of the Plan effective date. The senior secured debt and the secured payment in-kind debt each have a term of five years. The Plan also provided for the conversion of certain specified impaired unsecured claims, into $60 million of unsecured payment in-kind notes and 5% of the common shares of the Reorganized Company as of the Plan effective date. The Plan allowed certain holders of the unsecured claims to receive $1.50 in face amount of unsecured convertible notes in exchange for every $1.00 in face amount of unsecured payment in-kind notes that such holder would have received under the Plan. The aggregate amount of unsecured convertible notes issued will not exceed $18 million. The Predecessor Company also reached an agreement with the Canadian and U.S. class action plaintiffs to settle all class action claims for 1.5% of the common shares of the Reorganized Company. Other potential equity claimants will receive 0.5% of the common shares of the Reorganized Company and existing shareholders will retain 2% of the common shares of the Reorganized Company. The Plan provided that the Board of Directors of the Reorganized Company consist of nine directors nominated by the new 91% shareholders (i.e., the lenders). The nominees would include two members of the existing Board and two members nominated by High River Limited Partnership ("High River") provided that High River and any lender acting in concert with it beneficially own at least 25% of the syndicated debt.

REFLECTING THESE EVENTS IN THE FINANCIAL STATEMENTS

     The Predecessor Company's financial statements as of March 31, 2000 have been presented in conformity with the AICPA's Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"). The statement requires that the amounts owing to the Predecessor Company's lending syndicate as well as any other pre-petition liabilities that are subject to compromise under the Plan be segregated in the Predecessor Company's Consolidated Balance Sheet as liabilities subject to compromise and the identification of all transactions and events that are directly associated with the reorganization of the Predecessor Company in the Consolidated Statement of Earnings. The liabilities are recorded at the amounts allowed as claims by the Courts, rather than the amounts for which those allowed claims may ultimately be settled.

(2)  SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     These consolidated financial statements include the accounts of the Predecessor Company and all of its subsidiaries. All intercompany transactions have been eliminated on consolidation. The equity method of accounting is used for investment ownership ranging from 20% to 50%.

REVENUE RECOGNITION

     Revenue from industrial services is recorded as the services are performed, using the percentage of completion basis for fixed price contracts and as the related service is provided for time and material contracts. Revenue from by-product recovery operations is recognized upon receipt and acceptance of materials for

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(2) SIGNIFICANT ACCOUNTING POLICIES (continued) processing since the Predecessor Company accepts title to the materials at such time and provides contractual indemnification to customers against future liability with respect to the materials. Treatment, transportation and disposal costs are accrued when the related revenue is recognized. Revenue from the sale of recovered commodities and steel products is recognized at the time of shipment. For contracts where the Predecessor Company brokers materials between two parties, takes title to the product and assumes the risks and rewards of ownership, the revenue is recognized at the time of shipment. If the Predecessor Company is acting as an agent in those transactions, then only the commission on the transaction is recorded.

CONTRACT ACCOUNTING

     The Predecessor Company uses the percentage of completion basis to account for its fixed price contracts. Under this method, revenue is recognized as work progresses in the ratio that costs incurred bear to estimated total costs for each contract. Contract costs include all direct material and labour costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on incomplete contracts are recorded in the period in which such losses are determined.

CASH AND EQUIVALENTS

     Cash and equivalents consist of cash on deposit and term deposits in money market instruments with maturity dates of less than three months from the date they are acquired.

INVENTORY

     Inventory is recorded at the lower of average purchased cost or net realizable value.

FIXED ASSETS

     Fixed assets are stated at cost and are depreciated over their estimated useful lives generally on the following basis: buildings 2.5% to 5% straight-line; equipment 5% to 30% straight-line. Landfill sites and improvements thereto are recorded at cost and amortized over the life of the landfill site based on the estimated landfill capacity utilized during the year. Operating costs associated with landfill sites are charged to operations as incurred. Assets under development include the direct cost of land, buildings and equipment acquired for future use together with engineering, legal and other costs incurred before the assets are brought into operation.

     The Predecessor Company includes, as part of the cost of its fixed assets, all financing costs incurred prior to the asset becoming available for operation

     The Predecessor Company periodically reviews the carrying value of its fixed assets based on the undiscounted future cash flow from operating results to determine whether such values are recoverable. Any resulting write-downs are charged to earnings.

OTHER ASSETS

     Deferred financing costs are amortized over the useful life of the related debt instrument. Other intangibles such as non-compete agreements are amortized over periods relating to the terms of the agreements.

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(2)  SIGNIFICANT ACCOUNTING POLICIES (continued)
ENVIRONMENTAL LIABILITY

     The Predecessor Company accrued environmental remediation costs associated with identified sites where an assessment has indicated that cleanup costs are probable and can be reasonably estimated. Such accruals are undiscounted and are based on currently available information, estimated timing of remedial actions and related inflation assumptions, existing technology and presently enacted laws and regulations. The liability for environmental and closure costs is disclosed in the consolidated balance sheet under accrued liabilities and other liabilities. Amounts required to dispose of waste materials located at the Predecessor Company's industrial service facilities are included in accrued liabilities.

FOREIGN CURRENCY TRANSLATION

     The assets and liabilities denominated in a foreign currency for foreign operations, all of which are self-sustaining, are translated at exchange rates in effect at the balance sheet date. The resulting gains and losses are accumulated in a separate component of shareholders' equity.

FINANCIAL INSTRUMENTS

     The Predecessor Company's accounts receivable, accounts payable and long-term debt constitute financial instruments. The Predecessor Company's accounts receivable and accounts payable approximated their fair value as at March 31, 2000 and December 31, 1999. Concentration of credit risk in accounts receivable is limited, due to the large number of customers the Predecessor Company services throughout North America. The Predecessor Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer accounts receivable. The Predecessor Company establishes an allowance for doubtful accounts based on the credit risk applicable to particular customers, historical and other information.

COMPREHENSIVE INCOME (LOSS)

     SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events from non-owner sources.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments and hedging activities and requires that an entity recognize these items as assets or liabilities in the statement of financial position and measure them at fair value. Changes in fair value of the derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and if it is, the type of hedge transaction. The impact on the Reorganized Company's financial position will be dependent on the level and types of derivative instruments the Reorganized Company will have entered into at the time SFAS No. 133 is implemented.

     In June 1999, FASB issued SFAS No. 137 to defer the effective date of SFAS No. 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. As a result, the standard will be adopted by the Reorganized Company in its interim period ended September 30, 2000.

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(3)  DISCONTINUED OPERATIONS (in thousands)

     On May 18, 1999, the Predecessor Company sold its investment in Philip Utilities Management Corp. ("PUMC") for cash proceeds of $70,104, resulting in a gain on sale of $39,115. The operations of PUMC, previously reported as the Utilities Management division of the Industrial Services group, are now reflected as discontinued operations. In December 1998, the Predecessor Company made the decision to discontinue the Non-Ferrous and Copper operations of its Metals Services business. The sale of certain aluminum operations included in the Non-Ferrous operations closed on January 11, 1999 for a total consideration of approximately $69,500. During 1999, certain Copper and Non-Ferrous operations and assets were sold and the remainder of the operations in these segments will be closed or sold in 2000, except for three operations with annual revenue of approximately $7,000, which have been transferred to continuing operations.

     Revenue from the Non-Ferrous, Copper and Utilities Management operations, net of intercompany revenue, was $3,730 and $36,403 for the three months ended March 31, 2000 and 1999 respectively. Net earnings from discontinued operations in the Consolidated Statement of Earnings is presented net of applicable income tax provision of nil and $935 for the three months ended March 31, 2000 and 1999 respectively.

(4)  OTHER CURRENT ASSETS (in thousands)

                                                              MARCH 31,    DECEMBER 31,
                                                                2000           1999
                                                              ---------    ------------
Restricted cash(a)..........................................  $ 46,781       $ 48,028
Costs in excess of billings.................................    15,384         12,568
Consumable supplies.........................................    17,335         15,890
Non-trade receivables.......................................    10,156         13,676
Other.......................................................    15,300         17,526
                                                              --------       --------
                                                              $104,956       $107,688
                                                              ========       ========

(a) Restricted cash represents funds used as collateral for letters of credit, and proceeds from the sale of assets which are held by the Predecessor Company's lenders and to which the Predecessor Company has access under a stipulation and order authorizing the use of cash collateral made by the U.S. Court on June 28, 1999.

(5)  OTHER ASSETS (in thousands)

                                                              MARCH 31,    DECEMBER 31,
                                                                2000           1999
                                                              ---------    ------------
Restricted investments(a)...................................   $39,025       $33,412
Investments.................................................    10,373        12,262
Other.......................................................    11,073        11,882
                                                               -------       -------
                                                               $60,471       $57,556
                                                               =======       =======

(a) Restricted investments are controlled by the Predecessor Company's wholly-owned insurance subsidiary and are pledged as security for insurance liabilities.

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(6)  ACCRUALS (in thousands)

     Accrued liabilities consist of the following:

                                                              MARCH 31,    DECEMBER 31,
                                                                2000           1999
                                                              ---------    ------------
Accrued employee compensation and benefit costs.............  $ 33,584       $ 26,745
Insurance claims outstanding................................    31,909         34,278
Accrued purchases...........................................    30,083         16,523
Accrued closure costs.......................................    14,099         13,956
Billings in excess of cost..................................     7,528         10,304
Accrued waste material disposal costs.......................     6,208          4,205
Accrued environmental costs.................................     6,161          6,143
Accrued other...............................................    19,932         24,102
Income taxes payable........................................     1,714             --
                                                              --------       --------
                                                              $151,218       $136,256
                                                              ========       ========

(7)  LIABILITIES SUBJECT TO COMPROMISE

                                                               MARCH 31,      DECEMBER 31,
                                                                  2000            1999
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
Bank term loan(a)...........................................   $1,004,086      $1,004,086
Convertible subordinated debentures(b)......................       27,609          27,609
Other long-term debt(c).....................................       25,910          25,910
Accrued liabilities.........................................       29,519          26,317
Other long-term liabilities.................................       27,043          28,068
Liabilities of discontinued operations......................       22,301          24,478
                                                               ----------      ----------
                                                               $1,136,468      $1,136,468
                                                               ==========      ==========

(a) In August 1997, the Predecessor Company signed a $1.5 billion revolving credit agreement which was amended in October 1997, February 1998, June 1998, October 1998 and December 1998 (the "Credit Facility") with a syndicate of international lenders which replaced the 1996 revolving term loan agreement and refinanced certain other long-term debt. The Credit Facility expires in August of 2002, and contains certain restrictive covenants and financial covenants including that: (a) the Predecessor Company must meet specified interest coverage ratio, debt to EBITDA ratio, fixed charge ratio and working capital ratio tests, and (b) acquisitions by the Predecessor Company are subject to lenders' approval. Since June 30, 1998, the Predecessor Company has not been in compliance with certain covenants in the Credit Facility, including the financial covenants, which require the Predecessor Company to maintain a specified interest coverage ratio, debt to EBITDA ratio, fixed charge ratio and working capital ratio.

     Borrowings under the Credit Facility were guaranteed, jointly and severally by the Predecessor Company and its direct and indirect wholly-owned subsidiaries and were secured by a pledge of the issued and outstanding securities of the Predecessor Company's direct and indirect wholly-owned subsidiaries, and a charge over the present and future assets of the Predecessor Company and its direct and indirect wholly-owned subsidiaries. The Credit Facility bears interest based on a moving grid. In June 1998, the Credit Facility was reduced from $1.5 billion to $1.2 billion, the interest rate charged was increased by 100 basis points, the Predecessor Company was permitted access to $60 million of the proceeds arising from an asset

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(7) LIABILITIES SUBJECT TO COMPROMISE (continued) disposition of which $20 million was allocated to provide collateral for letters of credit and the Predecessor Company agreed to a standstill until September 30, 1998 respecting the incurrence of additional debt and the occurrence of dispositions or acquisitions. On October 20, 1998, the Credit Facility was further amended to permit the use of the letter of credit facility for general corporate and other purposes and to extend the Predecessor Company standstill on certain activities until June 30, 1999. In November 1998, the Predecessor Company suspended payments of interest under the Credit Facility. The total interest that was accrued but unpaid for the fiscal year ended December 31, 1999 was $49.5 million. Interest on the borrowings under the Credit Facility ceased to accrue as at the filing date.

     The Plan set forth a new capital structure for the Reorganized Company and the conditions that governed the restructuring of approximately $1.0 billion in secured term loans outstanding, which included accrued but unpaid interest, under the Credit Facility. Under the terms of the Plan, syndicate debt of the Predecessor Company of $1 billion has been converted into $250 million of senior secured debt, $100 million of convertible secured payment in-kind debt and 91% of the common shares of the Reorganized Company. The secured payment in-kind debt is convertible into 25% of the common shares of the Reorganized Company on a fully diluted basis as of the Plan effective date. The senior secured debt and the secured payment in-kind debt each have a term of five years.

(b) On the acquisition of Allwaste, Inc. ("Allwaste") the Predecessor Company assumed the indenture with respect to Allwaste's 7 1/4% Convertible Subordinated Debentures ("debenture") which were due 2014. At any time up to and including June 1, 2014 the holder of any debenture had the right to convert the principal amount of such debenture into common shares equal to the principal amount of the debenture surrendered for conversion divided by $19.5376. The debentures were redeemable for cash at the option of the Predecessor Company. The debentures provided for annual mandatory sinking fund payments equal to 5% of the aggregate principal amount of the debenture issued, commencing June 1, 1999. Interest was payable semi-annually on June 1 and December 1. Effective December 1, 1998, the Predecessor Company suspended payments of interest on the debenture which created a default under the indenture. Interest accrued in 1999 to the date of the filing was approximately $2 million. Interest on the debenture ceased to accrue as of the filing date.

(c) Included in other long-term debt are promissory notes, relating to certain 1996 and 1997 acquisitions, totalling $16,000 which were in default as principal repayments required were not made.

     The Plan provided for the conversion of certain specified impaired unsecured claims into $60 million of unsecured payment in-kind notes and 5% of the common shares of the Reorganized Company as of the Plan effective date. The Plan allowed certain holders of the unsecured claims to receive $1.50 in face amount of unsecured convertible notes in exchange for every $1.00 in face amount of unsecured payment in-kind notes that such holder would have received under the Plan. The aggregate amount of unsecured convertible notes issued will not exceed $18 million.

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(8)  LONG-TERM DEBT (in thousands)

                                                              MARCH 31,    DECEMBER 31,
                                                                2000           1999
                                                              ---------    ------------
Secured loans, bearing interest at a weighted average fixed
  rate of 5.5% (1999-5.6%) maturing at various dates up to
  2020(a)...................................................   $ 9,551       $ 9,712
Secured loans, bearing interest at prime plus a weighted
  average floating rate of 0.5% (1999-0.5%) maturing at
  various dates up to 2001..................................     1,048         1,279
Obligations under capital leases on equipment bearing
  interest at rates varying from 6% to 12% maturing at
  various dates to 2004.....................................     4,969         6,194
                                                               -------       -------
                                                                15,568        17,185
Less current maturities of long-term debt...................    11,333        11,917
                                                               -------       -------
                                                               $ 4,235       $ 5,268
                                                               =======       =======

(a) Included in the fixed rate secured loans are industrial development bonds totaling $7,700 which were in default as at March 31, 2000 and December 31, 1999 as principal repayments required were not made. Therefore, these loans have been classified as a current liability on the Predecessor Company's Consolidated Balance Sheets.

(9)  SHAREHOLDERS' EQUITY (DEFICIT) (in thousands except number of shares)

                                                               MARCH 31,     DECEMBER 31,
                                                                 2000            1999
                                                              -----------    ------------
Share capital...............................................  $ 1,351,482    $ 1,351,482
Retained earnings (deficit).................................   (1,925,320)    (1,925,789)
Cumulative foreign currency translation adjustment..........      (70,887)       (66,826)
                                                              -----------    -----------
                                                              $  (644,725)   $  (641,133)
                                                              ===========    ===========

     The issued and outstanding share capital of the Predecessor Company is comprised of 131,144,013 common shares (December 31, 1999 -- 131,144,013)

(10) CHANGES IN NON-CASH WORKING CAPITAL (in thousands)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
Accounts receivable.........................................  $(22,017)   $  7,668
Inventory for resale........................................    (1,515)     (2,389)
Other.......................................................     2,305      16,161
Accounts payable and accrued liabilities....................     7,666     (14,343)
Income taxes................................................     1,939         130
                                                              --------    --------
                                                              $(11,622)   $  7,227
                                                              ========    ========

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(10) CHANGES IN NON-CASH WORKING CAPITAL (in thousands) (continued) STATEMENTS OF CASH FLOWS

     The supplemental cash flow disclosures and non-cash transactions are as follows:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
SUPPLEMENTAL DISCLOSURES:
Interest paid...............................................  $  951     $  740
Income taxes paid...........................................   2,248      1,905
NON CASH TRANSACTIONS:
Notes receivable from the sale of equipment.................      --      1,875

(11) COMPUTATION OF EARNINGS PER SHARE (in thousands)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
Net earnings (loss) for the period -- basic and diluted.....  $    469    $(41,897)
                                                              ========    ========
Basic and diluted weighted average number of commons shares
  outstanding...............................................   131,144     131,144
                                                              ========    ========

(12) CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

     The American Institute of Certified Public Accountants has issued Statement of Position 98.5 "Reporting on the Costs of Start-Up Activities" which is effective for fiscal years beginning after December 15, 1998. This statement requires that all pre-operating costs be expensed as incurred. The statement also requires that upon initial application any previous pre-operating costs that had been deferred be expensed and reported as a cumulative effect of a change in accounting principle.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin #101 ("SAB 101") on revenue recognition. In order to comply with SAB 101, the Predecessor Company changed its accounting policy for contracts where it brokers material between two parties. The revenue and operating expenses are recorded on a gross basis rather than recording only the net commission as has previously been done. This change in accounting policy does not effect net earnings and has been applied retroactively. The revenues and operating expenses for the three months ended March 31, 1999 have been increased by $59 million accordingly.

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(13) REORGANIZATION COSTS (in thousands)

     The expenses resulting from the Predecessor Company's reorganization filings has been segregated from expenses related to operations in the accompanying Consolidated Statements of Earnings and includes the following:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
Assets & liabilities adjusted to net realizable value.......  $   190    $    --
Professional fees...........................................   17,908         --
Employee severance and retention costs......................    2,509         --
                                                              -------    -------
                                                              $20,607    $    --
                                                              =======    =======

(14) COMPREHENSIVE INCOME (in thousands)

     Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income for the Predecessor Company is as follows:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31
                                                              -------------------
                                                               2000        1999
                                                              -------    --------
Net earnings (loss).........................................  $   469    $(41,897)
Other comprehensive income, net of tax:
Translations adjustments....................................   (4,061)        263
                                                              -------    --------
Comprehensive income (loss).................................  $(3,592)   $(41,634)
                                                              =======    ========

(15) SEGMENTED INFORMATION (in thousands)

     The Predecessor Company reorganized its business operations into the following segments:

     - Metal Services which has primarily three businesses, ferrous scrap, commercial and mill services. The ferrous scrap operations collect and process scrap for shipment to steel mills, the commercial business provides brokerage services for scrap material and primary metals and mill services provide on-site mill services including the sale of secondary materials.

     - Industrial Outsourcing Services which includes the operations which perform cleaning and maintenance, mechanical, turnaround and outage services, remediation, paint overspray recovery and refractory services.

     - Specialty Businesses which perform analytical services, container and tank cleaning services, demolition and decommissioning and electrical installations.

     - By-Products Management which includes hazardous and non-hazardous waste collection, transportation, processing, disposal and related field services.

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(15) SEGMENTED INFORMATION (in thousands) (continued)

                                                     THREE MONTHS ENDED MARCH 31, 2000
                              --------------------------------------------------------------------------------
                                            INDUSTRIAL                            SHARED SERVICES
                              BY-PRODUCTS   OUTSOURCING    METAL     SPECIALTY          AND
                              MANAGEMENT     SERVICES     SERVICES   BUSINESSES    ELIMINATIONS       TOTAL
                              -----------   -----------   --------   ----------   ---------------   ----------
Revenue.....................   $ 44,125      $165,749     $230,475    $47,170        $      --      $  487,519
Income (loss) from
  operations................       (245)        9,244        9,202      6,035          (12,423)         11,813
Total assets................    121,580       219,756      284,173     80,706          161,540         867,755
Depreciation and
  amortization..............      2,199         4,547        3,699      1,270              721          12,436
Capital expenditures........      1,526         3,592        2,255      1,001               29           8,403
Equity investments..........         --            --        5,848         --               --           5,848

                                                     THREE MONTHS ENDED MARCH 31, 1999
                              --------------------------------------------------------------------------------
                                            INDUSTRIAL                            SHARED SERVICES
                              BY-PRODUCTS   OUTSOURCING    METAL     SPECIALTY          AND
                              MANAGEMENT     SERVICES     SERVICES   BUSINESSES    ELIMINATIONS       TOTAL
                              -----------   -----------   --------   ----------   ---------------   ----------
Revenue.....................   $ 45,704      $178,620     $157,250    $33,970        $      --      $  415,544
Income (loss) from
  operations................       (127)        5,312         (732)     2,241          (18,123)        (11,429)
Total assets................    887,174       358,201      355,898     85,778         (612,724)      1,074,327
Depreciation and
  amortization..............      2,645         6,399        3,869      1,323              481          14,717
Capital expenditures........      1,269           633        3,198        524            1,670           7,294
Equity investments..........         --            --        3,959         --           12,634          16,593

     The geographical segmentation of the Predecessor Company's business is as follows:

                                                           THREE MONTHS ENDED MARCH 31
                                                 ------------------------------------------------
                                                          2000                      1999
                                                 ----------------------    ----------------------
                                                             LONG-LIVED                LONG-LIVED
                                                 REVENUE       ASSETS      REVENUE       ASSETS
                                                 --------    ----------    --------    ----------
Canada.......................................    $ 49,412     $ 72,007     $ 46,747     $118,615
United States................................     403,947      215,656      344,712      299,216
Other........................................      34,160       65,111       24,085       62,072
                                                 --------     --------     --------     --------
                                                 $487,519     $352,774     $415,544     $479,903
                                                 ========     ========     ========     ========

(16) CONTINGENCIES (in thousands)

(a) The Predecessor Company in the normal course of its business expended funds for environmental protection and remediation.

     Certain of the Predecessor Company's facilities are contaminated primarily as a result of operating practices at the sites prior to their acquisition by the Predecessor Company. The Predecessor Company has established procedures to routinely evaluate these sites giving consideration to the nature and extent of the contamination. The Predecessor Company has provided for the remediation of these sites based upon management's judgement and prior experience. The Predecessor Company has estimated the liability to remediate these sites to be $63,021 (December 31, 1999 -- $63,782).

     As well, certain subsidiaries of the Predecessor Company have been named as potentially responsible or liable parties under U.S. federal and state superfund laws in connection with various sites. The Predecessor

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(16) CONTINGENCIES (in thousands) (continued)
     Company's connection with these sites relates to allegations that its subsidiaries or their predecessors transported waste to the site, disposed of waste at the site, or operated the site in question. The Predecessor Company has reviewed the nature and extent of its alleged connection to these sites, the number, connection and financial ability of other named and unnamed potentially responsible parties and the nature and estimated cost of the likely remedy. Based on its review, the Predecessor Company has accrued its estimate of its liability to remediate these sites at $22,678 (December 31, 1999 -- $22,519). If it is determined that more expensive remediation approaches may be required in the future, the Predecessor Company could incur additional obligations which could be material but cannot be estimated.

     The liabilities discussed above are disclosed in the Consolidated Balance Sheets as follows:

                                                                  MARCH 31,    DECEMBER 31,
                                                                    2000           1999
                                                                  ---------    ------------
    Accrued liabilities.........................................   $ 6,161       $ 6,143
    Other long-term liabilities.................................    78,152        78,772
    Liabilities subject to compromise...........................     1,386         1,386
                                                                   -------       -------
                                                                   $85,699       $86,301
                                                                   =======       =======

(b) Various class actions have been filed against the Predecessor Company, certain of its past and present directors and officers, the underwriters of the Predecessor Company's 1997 public offering and the Predecessor Company's former auditors, Deloitte & Touche LLP. Each action alleges that the Predecessor Company's financial disclosures for various time periods between 1995 and 1997 contained material misstatements or omissions in violation of U.S. federal securities laws (provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934) and seeks to represent a class of purchasers of the Predecessor Company's common shares. On June 2, 1998 the Judicial Panel on Multidistrict Litigation ordered that the class actions be consolidated and transferred to the United States District Court, Southern District of New York. On July 23, 1998, two pre-trial orders of the District Court were made. Pre-Trial Order No. 1 dealt with various administrative matters relating to the consolidation of the actions and schedule for the plaintiffs to serve and file a consolidated amended class action complaint and for the Predecessor Company's response. Pre-Trial Order No. 2 appointed a lead plaintiff and lead counsel. On November 13, 1998, the Predecessor Company filed a motion for an order dismissing the class action on the grounds of forum non conveniens. On May 12, 1999, the Predecessor Company received notice that the United States District Court, Southern District of New York, ruled in favour of the Predecessor Company's motion to dismiss the U.S. plaintiffs' consolidated and amended class action complaint on forum non conveniens grounds. The District Court declined to assume jurisdiction over the complaint on the grounds that Ontario provides an adequate alternative forum for litigation of the class action plaintiff's claims, and ruled that adjudication in Ontario would be more convenient and best serve the public interest. The plaintiffs are appealing this decision.

     A claim brought under the Ontario Class Proceedings Act was commenced on October 26, 1998 against the Predecessor Company, the underwriters of the Predecessor Company's 1997 public offering and the Predecessor Company's former auditors, Deloitte & Touche LLP. The claim was brought on behalf of persons in Canada who purchased common shares of the Predecessor Company between November 6, 1997 and December 18, 1997 and also seeks damages on behalf of persons in Canada who purchased common shares between May 21, 1996 and April 23, 1998. The claim contains various allegations that are similar in nature to those made in the U.S. class action claims dismissed on May 4, 1999.

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(16) CONTINGENCIES (in thousands) (continued)
     On June 25, 1999, the Predecessor Company, the U.S. class action plaintiffs and the Canadian class action plaintiffs entered into a memorandum of understanding (the "MOU") with respect to the settlement of the U.S. and Canadian class actions (collectively the "Security Claims"). The MOU provided that the U.S. and Canadian class action plaintiffs receive 1.5% of the common shares of the Reorganized Company in exchange for a release and discharge of all claims. Additionally, the MOU provided that the Debtors would support a joint application for attorneys' fees and reasonable expenses of plaintiff's counsel not to exceed $575, subject to approval by the Courts, and which would not be payable until after the plan implementation date. The claims and causes of actions against the Debtors described in the preceding two paragraphs are classified in the Amended U.S. Plan as Class 8B Securities Claims. Under the Amended U.S. Plan, the Securities Claims were discharged as of the plan implementation date.

     Similar claims have been asserted against the Predecessor Company and certain of its past and present officers and directors by the former shareholders of the Steiner-Liff Metals group of companies (the "Liff Actions") and the Southern-Foundry Supply group of companies (the "Chazen Actions"). The Predecessor Company acquired these companies in October of 1997 and issued common shares in partial payment of the purchase price. The claims allege that the Predecessor Company's financial disclosures for various time periods between 1995 and 1997 contain material misstatements or omissions and that these constitute a breach of certain representations and warranties made to the former shareholders or, alternatively, a violation of U.S. securities laws.

     Under the Amended U.S. Plan, the claims in the Liff Actions and the Chazen Actions are classified as Class 8C claims. The Amended U.S. Plan provided that the claims against the Debtors arising from the Liff Actions and the Chazen Actions were discharged on the plan implementation date.

(c) Upon the acquisition of Allwaste, the Predecessor Company assumed the pre-existing indenture with respect to the Allwaste's 7 1/4% Convertible Subordinated Debentures ("Old Debentures") which were due in 2014. Effective December 1, 1998, the Predecessor Company suspended payments of interest on the Old Debentures which created a default under the indenture. Following the Predecessor Company's failure to cure the payment default within thirty days, on April 22, 1999, First Union National Bank (the "Indenture Trustee") invoked an acceleration clause and declared the principal of all the Old Debentures to be immediately due and payable. On April 27, 1999, the Indenture Trustee filed suit in the 11th Judicial District Court of Harris County, Texas seeking the full amount due and owing under the Old Debentures (the "Allwaste Collection Action").

     The commencement of the Chapter 11 cases automatically stayed the further prosecution of the Allwaste Collection Action. Under the Amended U.S. Plan, claims arising out of the Old Debentures are classified as Class 7 Impaired Unsecured Claims and received the treatment afforded such claims and were discharged under the Amended U.S. Plan as of the plan implementation date.

(d) In June 1997, pursuant to a share purchase agreement, Republic Environmental Systems, Inc. ("Republic") sold certain corporate entities to RESI Acquisition (Delaware), Inc. ("RESI") for $17 million. As consideration for the transaction, RESI paid $8 million in cash and executed two promissory notes in favor of Republic in a combined amount of $9 million. After the notes were executed, the parties made several modifications to the payment schedule, allowing RESI extra time to fulfill its obligations. However, RESI eventually defaulted and Republic thereafter brought an action in the Superior Court of the State of Delaware against the Predecessor Company and RESI to collect on the notes (the "U.S. Republic Action"). In addition to the note involved in the U.S. Republic Action, another note issued by Philip Enterprises Inc. in conjunction with the RESI acquisition existed and was the subject of litigation in Canada that was stayed in

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(16) CONTINGENCIES (in thousands) (continued) connection with the Canadian filing (the "Canadian Republic Action"). The Predecessor Company filed counterclaims alleging damages from the 1997 Share Purchase Agreement. On June 3, 1999, the court issued judgement granting Republic's Motion for Final Judgement on the Pleadings as to the notes and guaranty, and denying the Predecessor Company's motion to dismiss. On June 4, 1999, RESI filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. As a result of the CCAA and Chapter 11 filings, U.S. Republic Action and the Canadian Republic Action were stayed. The claims of Republic, which are classified under the Amended U.S. Plan as Class 7 Impaired Unsecured Claims, received the treatment afforded such claims, and were discharged under the Amended U.S. Plan as of the plan implementation date.

(e) In January 1999, Exxon Chemical Company ("Exxon") asserted a claim against International Catalyst, Inc. ("INCAT"), an indirect wholly-owned subsidiary of the Predecessor Company, for damages of $32.1 million arising from certain work conducted by INCAT at Exxon's Baytown, Texas chemical plant. Exxon alleges that INCAT was responsible for the purchase and installation in 1996 of improper gasket materials in the internal bed piping flange joints of the Baytown plant which caused damages to the facility and consequential losses arising from the shutdown of the plant while repairs were made. INCAT has conducted a preliminary review of these claims and determined that it is not feasible to predict or determine the final outcome of these proceedings. INCAT intends to vigorously defend the claims and believes that it may have insurance coverage for such claims. There can be no assurance, though, that the outcome of the claims will not have a material adverse effect upon the financial condition or results of operations of INCAT.

(f) In November 1998, the Predecessor Company ceased paying interest on its $1.0 billion in outstanding secured syndicate debt, which includes accrued but unpaid interest of $67.9 million, and stopped making payments on certain other unsecured debt and contractual obligations ("the Unsecured Obligations"). The Predecessor Company has reached an agreement with its lending syndicate on the terms of a financial restructuring of the Predecessor Company. On June 25, 1999, the Predecessor Company and substantially all of its wholly-owned subsidiaries located in the United States filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Predecessor Company and substantially all of its wholly-owned subsidiaries located in Canada commenced proceedings under the Companies' Creditors Arrangement Act in Canada on the same date. Pursuant to the Plan, syndicate debt of the Predecessor Company of $1 billion has been converted into $250 million of senior secured debt, $100 million in convertible secured payment in-kind debt and 91% of the common shares of the Reorganized Company. The senior secured debt and the secured payment in-kind debt each have a term of five years. The Plan also provided for the conversion of certain specified impaired unsecured claims, into $60 million of payment in-kind notes and 5% of the common shares of the Reorganized Company as of the plan implementation date.

(g) The Predecessor Company is named as a defendant in several lawsuits which have arisen in the ordinary course of its business. Management of the Reorganized Company believes that none of these suits is likely to have a material adverse effect on the Predecessor Company's business or financial condition and therefore has made no provision in these financial statements for the potential liability, if any.

17. SUBSEQUENT EVENTS (in thousands)

     The Amended U.S. Plan and the Canadian Plan Supplement (collectively the "Plan") became effective on April 7, 2000. Under the Plan, syndicate debt of the Predecessor Company of $1 billion has been converted into $250 million of senior secured debt, $100 million of secured payment in-kind debt and 91% of the common shares of the Reorganized Company. The Plan also provided for the conversion of certain specified impaired unsecured claims, into $60 million of unsecured payment in-kind notes and 5% of the common shares of the

                             PHILIP SERVICES CORP.
                             (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

17. SUBSEQUENT EVENTS (in thousands) (continued)
Reorganized Company as of the Plan effective date. The Plan allowed certain holders of the unsecured claims to receive $1.50 in face amount of unsecured convertible notes in exchange for every $1.00 in face amount of unsecured payment in-kind notes that such holder would have received under the Plan. The aggregate amount of unsecured convertible notes issued will not exceed $18 million. The Predecessor Company also reached an agreement with the Canadian and U.S. class action plaintiffs to settle all class action claims for 1.5% of the common shares of the Reorganized Company. Other potential equity claimants received 0.5% of the common shares of the Reorganized Company and existing shareholders retained 2% of the common shares of the Reorganized Company.

     On April 7, 2000, the Predecessor Company sold its metals recycling and mill services businesses in the United Kingdom for proceeds of $47,684 in cash. On May 25, 2000, the Canadian Court ordered the distribution of approximately $44,587 of the net proceeds to the Reorganized Company which will reduce the term debt of the Reorganized Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PHILIP SERVICES CORPORATION
                                              /s/ PHILLIP WIDMAN
                                          By:
                                          --------------------------------------

                                            Executive Vice President,
                                            Chief Financial Officer